
                                                                                                                                 S-2




                                     ANTEON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                       Schedule II Valuation and Qualifying Accounts
                                                      (in thousands)




                                                                             Additions

                                                    Balance at      Charged to
                                                    beginning       costs and      Charged to                         Balance at
                                                    of period        expenses     other accounts     Deductions     end of period
                                                   ------------   ------------    ---------------   ------------    --------------
Year ended December 31, 2003
  Allowance for doubtful accounts............       $  4,248         $     409      $    500*        $   (1,035)       $     4,122
  Deferred tax asset valuation allowance.....       $    295                --      $      --                 --       $       295

Year ended December 31, 2004.................
  Allowance for doubtful accounts...........        $  4,122         $    956       $    --          $     (543)      $     4,535
  Deferred tax asset valuation allowance.....       $    295         $     --       $    --          $        --      $       295

Year ended December 31, 2005
  Allowance for doubtful accounts............       $  4,535         $   2,683      $     209        $   (2,642)       $     4,785
  Deferred tax asset valuation allowance.....       $    295         $      --      $      --        $      (69)       $       226




*Represents amounts recognized from acquired companies.